UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 3.03	Material Modification to Rights of Security Holders.

On February 9, 2018, Oncobiologics, Inc. (the “Company”) extended the expiration date of its outstanding Series A warrants (NASDAQ: ONSIW; CUSIP number 68235M 113) (the “Series A Warrants”) to the earlier to occur of 5:00 p.m. New York City time on (a) the date that is twenty (20) business days after the date on which the closing sales price of the common stock is greater than or equal to $7.25 per share and (b) February 18, 2019, by entering into a second amendment to that certain Warrant Agreement dated as of May 18, 2016 by and between the Company and the American Stock Transfer & Trust Company, LLC, as warrant agent.

The Series A Warrants to purchase up to an aggregate of 3,333,333 shares of the Company’s common stock, par value $0.01 per share, were originally issued as part of the units in the Company’s May 2016 initial public offering and originally expired February 18, 2017. The Company previously extended the expiration date of the Series A Warrants from February 18, 2017 to February 18, 2018. The Series A Warrants have an exercise price of $6.60 per share and would otherwise have expired at 5:00 pm New York City time on February 18, 2018. The expiration date has been extended to 5:00 p.m. New York City time on the earlier to occur of (a) the date that is twenty (20) business days after the date on which the closing sales price of the common stock is greater than or equal to $7.25 per share and (b) February 18, 2019.

The Series A Warrants and shares of common stock issuable upon exercise of the Series A Warrants are registered on Form S-1, as amended, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). When required, the Company will amend or supplement the prospectus to reflect this expiration date extension for the Series A Warrants, which will be filed with the SEC, and mailed to the holders of record of the Series A Warrants.

The foregoing summary of the amendment to the Warrant Agreement is qualified in its entirety by reference to the complete text of such amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Information.

On February 9, 2018, the Company issued a press release with respect to the foregoing, which is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment #2 to the Warrant Agreement dated May 18, 2016 by and between Oncobiologics, Inc. and American Stock Transfer & Trust Company LLC, as Warrant Agent, dated February 9, 2018
99.1	Press Release dated February 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: February 9, 2018	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer